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                                                                  Exhibit (j)(1)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement of Metropolitan Series Fund II (Securities Act Registration No. 333-108248) of our report dated February 24, 2004, relating to the financial statements of MetLife Stock Index Portfolio II for the year ended December 31, 2003. We further consent to the reference to us under the heading "Independent Auditors" in the Statement of Additional Information, which is part of this Registration Statement.

Boston, Massachusetts
April 28, 2004